Exhibit 10.6

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

SUPPLY AGREEMENT

This SUPPLY AGREEMENT (this “Agreement”) is effective as of May 24, 2011, between Halliburton Energy Services, Inc., a Delaware corporation with its principal place of business at 10200 Bellaire Boulevard Houston, Texas, and its affiliates (“Halliburton”), and Hi-Crush Operating LLC, a Delaware limited liability company with its principal place of business at Three Riverway, Suite 1550, Houston, TX 77056 (“Supplier”).

RECITALS:

1. Halliburton and its Affiliates carry on the business of the design, manufacture and supply of goods and services in the Oilfield Business as defined below;

2. Supplier is able to supply certain goods for Halliburton;

3. Halliburton requires high quality sand for use as a proppant in providing certain of its hydraulic fracturing and oilfield services;

4. Supplier desires to sell such sand and is able to provide the proppant to Halliburton;

5. Halliburton desires to purchase Northern White grade *** frac sand from Supplier under the terms and conditions set forth in this Agreement; and

6. Supplier is willing to undertake the supply of the products for Halliburton and its Affiliates under the terms of this Agreement.

AGREEMENT

In consideration of the premises and the respective covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. Definitions

1.1	In addition to terms defined elsewhere in this Agreement, the following terms shall have the following meanings unless the context otherwise requires:

(a)	Affiliate or affiliate in relation to either Party means any corporation, limited liability company, partnership, proprietorship, joint venture or other entity directly or indirectly controlled by, controlling, or under common control with that Party. With respect to Supplier, Affiliate shall mean and include Hi-Crush Proppants LLC and its subsidiary entities. Supplier represents that Hi-Crush Proppants LLC is its sole and direct member, and that all Supplier-related entities at and below Hi-Crush Proppants LLC capture all Supplier-related entities. With respect to Halliburton entities, it shall include any U.S. and international entities.

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(b)	Business Day means any day other than a Saturday, Sunday, or other day on which commercial banks in Houston, Texas are authorized or required by law to close.

(c)	Contract Year means the initial period starting on the Effective Date until May 1, 2012 and each successive period of twelve (12) calendar months occurring immediately thereafter. It is understood and agreed that the Primary Term of this Agreement, as defined in Section 8 hereof, will include a partial Contract Year.

(d)	Effective Date means the date written at the beginning of this Agreement.

(e)	Force Majeure means in relation to either Party, any circumstances beyond the reasonable control of that Party, including war (whether declared or undeclared), acts of God, including fire, flood, storms and earthquakes, embargoes, or federal government action limiting hydraulic fracturing, riot, civil disturbance, insurrection, sabotage, and events or occurrences adversely impacting Supplier’s Facility, but excluding (i) economic downturns, (ii) recessions, (iii) depressions, and (iv) strikes, lock-outs or other similar acts of the Party’s employees.

(f)	Intellectual Property means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, discoveries, formulae, formulations, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, URLs, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all customer and supplier databases and customer and supplier data collections and all rights therein throughout the world, including but not limited to customer and supplier data; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world; (viii) technical and product specification, equipment descriptions, plans, layouts, drawings, computer programs, assembly, quality control, installation and operating procedures, operating manuals, technical and marketing information, designs, data; and (ix) any similar or equivalent rights to any of the foregoing anywhere in the world.

(g)	Oilfield Business as used herein means the fields of exploration, recovery and production of minerals, gases, solid materials, fluids, water, oil, gas, and geothermal and such exploration, recovery and production includes, without limitation, exploration, drilling, production, reinjection, characterization, seismic modeling and data, extraction, treatment, storage, and transportation of each of such minerals, gases, solid materials, fluids, water, oil, gas and geothermal and any and all associated equipment, products and services, well site treatment, pipelines, offshore platforms, and fluid waste disposal. For purposes of clarification, the refining of oil and gas, and the storage and transportation of refined oil and gas, shall be excluded from the foregoing definition.

(h)	Person or person means any entity, including any partnership, corporation, limited liability company or governmental entity, and any natural person.

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SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

(i)	Product(s) means generally, whether singular or plural, Northern White grade *** frac sand.

(j)	Quality Standard means a manufacturing standard that conforms to ISO 13503-2, Proppant Specifications, and will be accompanied by appropriate supporting documentation, as outlined in Exhibit A.

(k)	Specifications means the specifications for the Products as set forth in this Agreement or a Work Order.

(l)	Supplier or Halliburton means, for the purposes of the indemnification, release and limitation provisions of this Agreement as follows: “Supplier” shall include Supplier and Supplier’s parent, subsidiary or affiliated entities, and their respective officers, directors, employees, or any or all of such parties. “Halliburton” shall include Halliburton, its parent, subsidiary or affiliated entities, and their respective officers, directors, employees, or any or all of such parties.

(m)	Supplier Intellectual Property means all Intellectual Property developed and/or owned by Supplier prior to, on or after the date of this Agreement. For clarification, to the extent any Supplier Intellectual Property is incorporated into the Product by or on behalf of Supplier prior to delivery of the Product to Halliburton, such Intellectual Property and any development, enhancement or derivative thereof, shall remain the property of Supplier.

(n)	Term means the period commencing on the Effective Date of this Agreement and ending when this Agreement is terminated or expires in accordance with the provisions of Article 8.

(o)	Halliburton Intellectual Property means all Intellectual Property developed and/or owned by Halliburton prior to, on or after the date of this Agreement. For clarification, to the extent any Halliburton Intellectual Property is incorporated into the Product by or on behalf of Halliburton after the delivery of the Product to Halliburton, such Intellectual Property and any development, enhancement or derivative thereof, shall remain the property of Halliburton.

(p)	Work Order means the documents by which Halliburton orders Product from Supplier. For clarification, the Parties are free to issue/accept Work Orders in various formats, including purchase orders, emails and other communications between the Parties, which shall be hereafter referred to as Work Order regardless of format. Each Work Order shall be subject to the Parties’ agreement as specified in the Work Order and all terms and provisions of this Agreement. For the avoidance of doubt, any variation in a Work Order of the agreed upon Specifications set forth in this Agreement shall not be effective unless agreed to in writing by Supplier and Halliburton. No terms of a Work Order, Internet site, order confirmation or other writing shall have the effect of modifying this Agreement unless reduced to writing and signed by both parties.

(q)	Year means a twelve-month period.

1.1

General Terms. As used in this Agreement, unless expressly stated otherwise, references to (a) “including” mean “including, without limitation”; (b) “or” mean “either or both”; (c) a “party” or “Party” means Halliburton or Supplier, as the context may require, and “parties” or “Parties” means Halliburton and Supplier and (d) “day” or “days” means calendar days

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SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

unless specified as a “Business Day.” Unless otherwise specified, all references in this Agreement to Articles or Sections are deemed references to the corresponding Articles or Sections in this Agreement. Any notice to be given hereunder shall be in accordance with the provisions of Article 11.

2. Production and Supply of the Products

2.1	Commencement of Production/Minimum Supply.

(a)	Beginning on August 1, 2011, Supplier is obligated to sell and Halliburton is obligated to buy, 300,000 tons of Product before May 1, 2012 (the “Initial Period”) consisting of *** tons of *** and *** tons of *** (the “Initial Minimum Supply”).

(b)	Beginning on May 1, 2012 through July 31, 2014 (the “Secondary Period”) Supplier is obligated to sell and Halliburton is obligated to buy, a minimum annual volume of 600,000 tons of Product (the “Secondary Minimum Supply”) provided, however, such Secondary Miniumum Supply shall consist of no more than *** tons of ***. For any partial year, the Secondary Minimum Supply shall be prorated based upon a full year’s supply. For the sake of clarity, for any partial year during the Secondary Period of this Agreement, the Secondary Minimum Supply shall be allocated monthly according to the following formula: six hundred thousand tons divided by twelve (600,000 tons/12). Supplier shall be under no obligation to supply or sell Product in excess of the Initial Minimum Supply or the Secondary Minimum Supply. In the event that Supplier fails to supply to Halliburton either the Initial Minimum Supply or the Secondary Minimum Supply during any Contract Year (a “Supply Shortfall”), Supplier shall have *** after the end of such Contract Year to, as the sole and exclusive remedy for such Supply Shortfall, either (i) tender the Supply Shortfall, including by supplying Product from one or more third parties in accordance with Section 2.12, or (ii) pay to Halliburton within *** of the end of the Contract Year, as liquidated damages, an amount equal to amount of the Supply Shortfall (expressed in tons) multiplied by $***. It will be Supplier’s sole discretion as to which option is utilized.

(c)	The “Monthly Maximum Supply Availability” during the Term is set forth in the table below. Supplier will not be obligated to fulfill orders that exceed the Monthly Maximum Supply Availability for a specific calendar month. Additionally, no more than *** of the Monthly Maximum Supply Availability in any given calendar month shall be ***.

Month	Maximum Supply
August ‘11	24,000 tons/month
September ‘11	30,000 tons/month
October ‘11 to May ‘12	40,000 tons/month
Remainder of Term	60,000 tons/month

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SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

2.2	Supply Requirements; Price, Volume Discounts and Additional Volume.

(a)	During the Term of this Agreement, pricing will be fixed at $***/short ton for contracted volumes as well as any additional material that becomes available for purchase by Halliburton.

(b)	Supplier agrees that Halliburton shall be considered a preferred purchaser and, accordingly, prices paid by Halliburton during the Term of this Agreement shall be no greater than the lowest prices charged by Supplier for the same Product to any future purchasers in the oilfield services industry during any period covered by this Agreement. Notwithstanding the foregoing, this Section shall not apply to: (a) contracts paid in advance; or (b) contracts in place between Supplier and other customers before the Effective Date of this Agreement; or (c) to any spot sales made by Supplier; or (d) for sales of any Product offered to but not taken by Halliburton; or (e) sales of Product from facilities owned by Supplier at locations other than 9000 State Highway 173, Tomah, Wisconsin 54660.

(c)	Subject to the availability of excess Product as determined by Supplier, Supplier may make available to Halliburton any additional volume, “Additional Volume” over the Monthly Maximum Supply Availability, on a right of first refusal basis. Supplier will provide its estimate of Additional Volume for delivery up to two months in advance of the actual availability and will use its best efforts to work with Halliburton regarding scheduling and delivery of such Additional Volumes.

2.3	Halliburton Minimum Purchase Requirement. During the Term, Halliburton shall be required to take and, in accordance with Section 3.1, pay for a minimum aggregate of 300,000 tons of Product during the Initial Period and 600,000 tons of Product per Contract Year for the Secondary Period (the “Minimum Purchase Requirement”); provided, however, that if, due solely to Force Majeure or the unavailability of rail cars in the market, Halliburton is unable to take delivery of Products as contemplated hereunder for a period of time during a Contract Year, Halliburton shall not be deemed to be in breach of this Agreement as a result of such failure so long as Halliburton is using best efforts to obtain rail cars and minimize the period of time during which Halliburton is unable to take delivery of Products; provided, further, however, that nothing in this sentence shall be construed to relieve Halliburton of its obligations to make payments under this Agreement (including the obligation to make any Makewhole Payments as contemplated in Section 2.6).

2.4	During the Initial Period, the Minimum Purchase Requirement shall be ordered by Halliburton in installments of not less than 25,000 tons of Product per calendar month (the “Initial Monthly Minimum Requirement”), and not more than the Monthly Maximum Supply Availability, beginning in September of 2011 and continuing thereafter for each calendar month during the Initial Period. In the event that Halliburton fails to purchase one ninth (1/9) of the Minimum Purchase Requirement of Product from Supplier during any particular calendar month in the Initial Period in which Supplier was ready, willing and able to deliver 33,333 tons of Product, then the “Purchase Shortfall” shall be the amount by which one ninth (1/9) of the Minimum Purchase Requirement exceeds the amount of Product actually purchased by Halliburton during such calendar month.

2.5

During the Secondary Period, the Minimum Purchase Requirement shall be ordered by Halliburton in installments of not less than 40,000 tons of Product per calendar month (the “Secondary Monthly Minimum Requirement”), and not more than the Monthly Maximum Supply Availability, beginning in May of 2012 and continuing thereafter for each calendar

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SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

month during the remaining Term of this Agreement. In the event that Halliburton fails to purchase one twelfth (1/12) of the Minimum Purchase Requirement of Product from Supplier during any particular calendar month in the Secondary Period in which Supplier was ready, willing and able to deliver 50,000 tons of Product, then the “Purchase Shortfall” shall be the amount by which one twelfth (1/12) of the Minimum Purchase Requirement exceeds the amount of Product actually purchased by Halliburton during such calendar month until the minimum annual volume is met.

2.6	On written notice of such Purchase Shortfall to Halliburton by Supplier, Halliburton shall have *** after the month of the Purchase Shortfall to purchase tonnage of Product in excess of the Initial or Secondary Monthly Minimum Requirement as applicable (but subject to the Monthly Maximum Supply Availability) to make up for the Purchase Shortfall. If Halliburton fails to purchase the full amount of the Purchase Shortfall in such *** period, Halliburton shall be obligated to pay to Supplier an amount equal to the amount of the Purchase Shortfall not purchased by Halliburton in such *** period (expressed in tons) multiplied by $*** (the “Makewhole Payment”). The Makewhole Payment shall be paid within *** of written demand by Supplier, by wire transfer of immediately available funds to the account designated in writing by Supplier. The aggregate Purchase Shortfall amount for a Contract Year shall not exceed the Initial or Secondary Minimum Purchase Requirement for such Contract Year, as applicable, less the amount of Product ordered and delivered to Halliburton. Halliburton reserves the right to resell goods purchased from Supplier if deemed necessary by Halliburton in order to satisfy the Initial or Secondary Minimum Purchase Requirement. Supplier shall not be obligated to deliver more than the Monthly Maximum Supply Availability on any given calendar month.

2.7	Halliburton may elect to sell all or any amount of Product comprising the Minimum Purchase Requirement in order to meet its obligations under this Agreement. If requested by Halliburton, Supplier will use its best efforts to assist Halliburton with delivery schedules and delivery locations for any Product sold by Halliburton. Sales of such Product by Halliburton will count towards fulfilling Halliburton’s Minimum Purchase Requirement. Nothing in this Section will release Halliburton from its payment obligations to Supplier for such Product sold by Halliburton.

2.8	Forecast of Demand. Halliburton shall provide, on a quarterly basis, a non-binding 3-month rolling volume forecast of its anticipated purchase of Products (“Forecast Amount”). Updates to the Forecast Amount indicated in the six-month rolling volume forecast will be made and communicated periodically outside of the three-month rolling volume forecast as promptly as practicable after Halliburton becomes aware of such changes. Supplier shall notify Halliburton within ten (10) Business Days of receiving a forecast or update if Supplier anticipates being unable to meet the anticipated purchase amounts. Supplier shall not be obligated to deliver more than the Monthly Maximum Supply Availability on any given calendar month.

2.9

Title and Risk Of Loss. Title and risk of loss or damage to Products shall pass to Halliburton as defined by Incoterm, FCA (details listed in table below), Incoterms 2010. Supplier is not responsible for unfilled orders resulting from any shortage or lack of availability of rail cars for shipment of orders except that Supplier must always meet the Minimum Supply volumes as specified in Section 2.1. Supplier warrants clear title to the

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Products at the time title to the Products passes to Halliburton, free from any and all liens or other encumbrances. Supplier is responsible for properly loading and correct stowing of the Product on the Halliburton nominated carrier, at its expense, and will comply with any documentary instructions of Halliburton in the shipment process.

Mode of Transportation	Incoterm	Title and Risk of Loss
Rail Car	FCA (Supplier’s facility in Wyeville, WI)	Title and risk of loss will transfer from Supplier to Halliburton when the Products are loaded by Supplier onto the Halliburton’s designated Rail Car at the Supplier’s facility in Wyeville, WI.

Rail Car	FCA (Adams Rail Facility in Adams, WI at the Reedsburg Rail Facility in Reedsburg, WI)	Title and risk of loss will transfer from Supplier to Halliburton when the Products are loaded by Supplier onto the Rail Car and at the Rail Facility designated by Halliburton

2.10	Orders. During the Term, Supplier shall supply to Halliburton, and Halliburton shall purchase, the types and amounts of the Products ordered by Halliburton from time to time under this Agreement; provided that Supplier shall be under no obligation to supply or sell, and Halliburton shall not have the right to buy Products in excess of the Minimum Purchase Requirement or the Monthly Maximum Supply Availability. This Agreement shall control and govern all transactions between the Parties with respect to the sales and purchases of Products, whether under subsequent verbal and/or written Work Orders, unless subject to an express, duly executed agreement (which is not a pre-printed form, terms contained on an Internet site or order confirmation) for the particular subject matter. The terms of this Agreement shall prevail over the terms in the Work Order in the event of a conflict unless specific reference and identification is made to the provision of this Agreement to be modified and the intention to modify is explicitly stated and signed by both Parties. Such changes shall be effective for that Work Order only. Printed terms and conditions contained in documents issued to Halliburton by Supplier or from Halliburton to Supplier with respect to the Products shall be of no force and effect and shall be superseded by the terms and conditions which are contained in this Agreement. No waiver by either Party of any of the terms, provisions or conditions hereof shall be effective unless said waiver shall be in writing and signed by an authorized officer of such Party and specifically referencing this Agreement. Supplier agrees to promptly process all of Halliburton’s orders under the terms of this Agreement.

2.11	Delivery. Supplier agrees that all Products ordered by Halliburton will be delivered to Halliburton per this Article 2 and in accordance with a reasonable delivery date contained in the Work Order, subject to the Monthly Maximum Supply Availability.

2.12	Alternate Sources of Supply. Supplier may, in its discretion, source Product from third Persons for purposes of selling such Product to Halliburton hereunder, so long as such Product meets or exceed the Specifications and Quality Standards subject to Section 5.1 and Supplier is otherwise in compliance with the other provisions of this Agreement.

pg. 7

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

3. Invoicing and Payment

3.1	Invoicing and Payment Terms. Subject to any special terms agreed in writing from time to time between Halliburton and Supplier:

(a)	Supplier shall invoice Halliburton on a monthly basis in respect of all Products supplied under this Agreement during the applicable calendar month, within *** of the end of such calendar month. Each invoice shall be for the tonnage actually shipped. Payment shall be due no later than the *** after the date of receipt of the invoice.

(b)	Should Halliburton fail to make an adjustment to an invoice to which it was entitled, and as a result has overpaid amounts due to Supplier, then upon such overpayment becoming known and agreed to by the Parties, Supplier shall issue a credit to Halliburton within ***, which credit may be applied by and utilized by Halliburton against future invoices owing to Supplier and, to the extent any credit has not been applied or utilized within *** from the date of such overpayment, Supplier shall, upon demand received from Halliburton, immediately refund such remaining credit amount.

(c)	Interest Rate on Past Due Payments. Payments *** or more past due shall bear interest at the rate of *** from (and including) the date on which the applicable payment was due to (but excluding) the date on which the applicable payment is paid in full. The accrual of interest as provided in the preceding sentence shall not limit any other remedies of Supplier, which shall include the right to terminate this Agreement in accordance with Section 8.3.

4. Taxes. Seller is responsible for all taxes legally imposed upon its business, including but not limited to taxes imposed upon its income, its personnel or its property. Such taxes are on Sellers account. Halliburton shall pay and Seller shall collect and is responsible for the reporting of applicable transaction taxes such as severance, sales, use, value added, manufacture, excise, or similar taxes, unless a valid exemption is claimed by Halliburton. Transaction taxes are in addition to established prices and shall be shown as a separate line item on the invoice. If tax withholding is required by law, Halliburton will adhere to statutory tax withholding requirements with respect to payments to Seller. Such withholdings are on Seller’s account and amounts invoiced by Seller shall not be increased or grossed up to shift the withholding tax cost to Halliburton. Certificates of withholding taxes shall be provided to Seller as soon as administratively possible.

5. Quality of the Products

5.1	Quality. In entering into this Agreement, Halliburton relies upon Supplier’s expertise to manufacture the Products and Supplier covenants and warrants to Halliburton that all Products supplied by Supplier pursuant to this Agreement shall:

(a)	Comply with the Quality Standards;

(b)	Conform in all respects to the ISO 13503-2 standard Specifications, if any as per this Agreement or a Work Order; and

(c)	be free and clear of all liens and other encumbrances at the time title to the Products passes to Halliburton.

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SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

5.2	Inspection. Supplier shall permit representatives of Halliburton, at any reasonable time and upon reasonable prior notice, to inspect the Products manufactured by Supplier at Supplier’s Facility prior to the time of delivery of Products to the carrier. Whether or not Halliburton conducts an inspection, Supplier shall provide Halliburton a production sample per Work Order in order to show compliance with Section 5.1. A “Production Sample” is defined as one hundred (100) grams of the actual production run and/or lot number of the delivered Product. Such Production Sample shall be retained by Supplier and provided to Halliburton up to one hundred twenty (120) days from the date of the Work Order. Supplier shall provide multiple-sieve analysis of Product at Supplier’s facility for inspection/confirmation by Halliburton.

5.3	Rejection. Halliburton shall be entitled to reject any of the Products that do not comply with Section 5.1; provided that any Products not rejected prior to the time of delivery of such Products to the carrier shall be deemed accepted by Halliburton, unless testing of the applicable Production Sample by an independent third party laboratory conclusively determines that Products previously accepted by Halliburton do not comply with Section 5.1 (in which case Halliburton may reject such previously accepted Products upon such determination by the independent third party laboratory). In the event that Halliburton timely rejects any Products, Supplier shall replace such Products at its sole cost. Supplier shall provide such replacement Products at Supplier’s Facility within a reasonable time under the circumstances. The time for fulfillment of the Minimum Purchase Requirement shall be extended by the amount of time Supplier takes to replace the non-conforming Product with conforming Product.

5.4	Warranty and Claims. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, AS EXPRESSLY SET FORTH IN SECTION 5.1 ABOVE, NO WARRANTY, EXPRESS OR IMPLIED, SHALL BE APPLICABLE TO THE PRODUCTS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO THE QUALITY OF THE PRODUCTS, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR SUITABILITY OR ANY IMPLIED WARRANTY THAT ANY OF THE PRODUCTS ARE FIT FOR A PARTICULAR PURPOSE, NOTWITHSTANDING ANY COURSE OF DEALING OR INDUSTRY PRACTICE INCONSISTENT WITH THIS AGREEMENT. Should Halliburton choose to provide a warranty to its customers beyond the warranty provided by Supplier, then Halliburton shall bear the entire cost of such warranty. Should any Product not comply with the warranties of Supplier expressly made in this Agreement, then Supplier shall, as the sole and exclusive remedy of Halliburton, provide replacement Product to Halliburton at Supplier’s Facility.

5.5	Insurance Requirements. Each of Supplier and Halliburton shall maintain and exhibit to the other on demand, (a) certificates of comprehensive general liability insurance and employers liability insurance for such amount as may from time to time be agreed between the Parties but in any event not be less than *** in each case and (b) certificates of excess liability insurance for such amount as may from time to time be agreed between the Parties but in any event not be less than *** per occurrence.

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6. Confidentiality and Intellectual Property Rights

6.1	Confidential Information. All information concerning this Agreement, including, without limitation, Intellectual Property, the Product, and any data obtained pursuant to this Agreement shall be deemed “Confidential Information”. Halliburton and Supplier shall hold all Confidential Information in confidence and shall not disclose such information to any third party or otherwise use the Confidential Information except as stated herein or otherwise agreed between the Parties.

6.2	Agreements as to Confidential Information. Each of the Parties, except as agreed otherwise or to the extent necessary in the performance of this Agreement, shall:

(a)	instruct its directors, officers and employees not to use, analyze, sell, lease, assign, transfer, license, disclose or make available to any third party the Confidential Information; and

(b)	not copy or duplicate by any means, in whole or in part, the Confidential Information except as permitted herein.

6.3	Excluded Information. The obligations of the Parties under this Agreement shall not extend to or include Confidential Information exchanged between the Parties that:

(a)	Is or becomes publicly available without the fault of the receiving Party;

(b)	Is obtained by the receiving Party from a source other than the disclosing Party and where such source was free of any restrictions owed to the disclosing Party on its use or disclosure.

(c)	Was in the receiving Party’s possession prior to the receiving Party’s receipt thereof from the disclosing Party, without any restriction owed to the disclosing Party on its use or disclosure;

(d)	Is required to be disclosed by operation of law, judicial or administrative procedure, decree or order or by any regulation or law, subject to Section 6.5 hereof; or

(e)	Is independently developed by Persons who did not have access to the Confidential Information.

6.4	Additional Obligations. Even if a receiving Party is relieved of its obligations by the exceptions recited above, the receiving Party shall not make known or cause to be made known that the Confidential Information was acquired from the disclosing Party, or that there may be any similarity between such Confidential Information and other information made available from any other source.

6.5

Non-disclosure of Agreement. Except as otherwise provided under this Agreement or as may be required by law or regulation, neither Party, without the prior written consent of the other Party, will disclose to any other Person either the fact that this Agreement exists, the fact that the Parties have made any information available to each other or the fact that any discussions or negotiations are taking place concerning a possible arrangement or any of the terms, conditions or other facts with respect to any such possible arrangement, including the status thereof; provided that a Party may disclose such information (a) to its advisors and Affiliates who agree or who are under a legal or fiduciary obligation to maintain the

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confidentiality of such information and (b) to prospective purchasers, investors or lenders (subject to the execution by the prospective purchasers, investors or lenders of written confidentiality agreements with terms at least as stringent as those contained herein ); provided, that in no event shall such information be disclosed to a competitor of such other Party unless such competitor is seeking to purchase, invest or lend funds to Supplier. If a receiving Party receives a request to disclose all or any part of the disclosing Party’s Confidential Information under the terms of a valid and effective subpoena, decree or order issued by a court of competent jurisdiction or by a governmental body, the receiving Party hereby agrees to, and agrees to cause its Affiliates to, immediately notify the disclosing Party in writing of the existence, terms and circumstances surrounding the request, so that the disclosing Party may seek an appropriate protective order or waive the receiving Party’s compliance with the provisions of this Agreement (and, if the disclosing Party seeks an order, to provide the cooperation as said owner shall reasonably request); and if disclosure of Confidential Information is required in the written opinion of a receiving Party’s counsel, the receiving Party shall exercise reasonable efforts, with the cooperation of the disclosing Party, to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed Confidential Information.

6.6	Intellectual Property and Technology Rights.

(a)	Neither Supplier nor Halliburton shall have the right of use, whether directly or indirectly, the other’s Intellectual Property except as expressly stated in this Agreement. Ownership of Supplier Intellectual Property or Halliburton Intellectual Property, as the case may be, provided under this Agreement shall remain with the Party providing such Intellectual Property.

(b)	All Intellectual Property developed on or prior to the date of this Agreement or during the Term which is exchanged with the other Party shall remain the property of the Party that developed such Intellectual Property. Title to Halliburton Intellectual Property shall belong exclusively to Halliburton. Title to Supplier Intellectual Property shall belong exclusively to Supplier. Neither Party shall have the right of use other than for the purposes expressly stated in this Agreement, whether directly or indirectly, any Intellectual Property of the other Party.

6.7	Remedies. The Parties hereby agree that the breach of this Article 6 would cause irreparable harm, for which money damages would not be adequate compensation. If any Party breaches or threatens a breach of the provisions of this Article 6, the other Party shall be entitled to an injunction upon proper proof required by law in any court of competent jurisdiction restraining the breaching Party from violating the provisions without the necessity of posting a bond therefor. Nothing herein shall be construed as prohibiting the other Party from pursuing any other remedies available to it at law or in equity for enforcement of this Article 6.

6.8	Intellectual Property Indemnification.

(a)

The following terms apply to any claim of infringement of any United States patent, by a third party arising out of or relating to a Product furnished to Halliburton by Supplier under this Agreement (an “Infringement Claim”). Supplier shall indemnify and hold Halliburton harmless from any Damage resulting by reason of an Infringement Claim relating to a

pg. 11

Product furnished by Supplier. Subject to Section 6.8(b), Supplier shall defend or settle, at its own expense, any action or suit against Halliburton with respect to an Infringement Claim for which it is responsible. Halliburton shall promptly notify Supplier of any Infringement Claim and shall reasonably cooperate with Supplier at Supplier’s expense to facilitate the defense of each claim.

(b)	Supplier’s obligations under Section 6.8(a) shall not apply to the extent that an Infringement Claim relates to, arises or results from, or is due to (i) Halliburton’s modification of a Product or use of a Product in combination with any other device and the Infringement Claim would not have arisen in the absence of that modification or combination; (ii) Supplier’s compliance with designs or specifications of Halliburton; or (iii) Halliburton’s continued use of the allegedly infringing Product after being notified by the Supplier to cease such use. In the event of an act or omission by Halliburton described in this Section 6.8(b), Halliburton shall indemnify and hold Supplier harmless from any Damage resulting from such act or omission.

6.9	International Laws. The Parties agree to comply in all respects with the applicable international and national laws that apply to the Products including, without limitation, all applicable export laws and regulations. In the event of a conflict between any applicable laws, the laws of the U.S.A. shall prevail. Neither Party shall be required to perform any act hereunder which violates said U.S. law. The Parties shall provide information concerning the technical specifications of the Products and/or the use of the Products in order for the respective Parties to determine the legality of such Products and such information shall be stated in writing as the Parties may request.

6.10	Survival of Article 6. Notwithstanding anything to the contrary, the provisions of this Article 6 shall survive any termination of this Agreement. Each Party also agrees that it will be responsible for any breaches by its Affiliates of the terms of this Article 6.

7. Force Majeure

7.1	Force Majeure Events. If either Party is affected by Force Majeure it shall promptly notify the other Party of the nature and extent of the circumstances in question. Neither Party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, for any delay in performance or the non-performance of any of its obligations under this Agreement, to the extent that the delay or non-performance is due to any Force Majeure, and the time for performance of that obligation shall be extended accordingly; provided, that if the Force Majeure in question prevails for a continuous period in excess of thirty (30) days, the Parties shall enter into discussions with a view to alleviating its effects, or to agreeing upon such alternative arrangements as the Parties mutually agree.

7.2	Limitation. Notwithstanding Section 7.1, neither Party shall be relieved of its obligations to make payments as provided herein (including, but not limited to, the obligations to pay for delivered Products as required hereunder).

8. Duration and Termination

8.1	Term. This Agreement shall be deemed to become effective on the Effective Date and shall continue in effect through July 31, 2014 (such period being referred to herein as the “Primary Term”), unless earlier terminated as provided herein. This Agreement may be extended beyond the Primary Term by mutual written agreement of the Parties.

pg. 12

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

8.2	Termination by Halliburton. If Halliburton is not then in breach of this Agreement giving rise to an event of termination, this Agreement may be immediately terminated for breach if Supplier fails to produce and deliver Products that meet the Specifications for a period of more than ***. Upon such breach, Halliburton may terminate this Agreement immediately by giving written notice of termination to Supplier. Subject to fulfilling its obligations to purchase the Minimum Purchase Requirement, Halliburton may terminate any Work Order upon *** written notice. In the event Supplier has incurred costs in executing the Work Order up to termination, Halliburton shall reimburse Supplier for such documented costs. In the event of Supplier’s failure to perform any of its material obligations under this Agreement (including failure to deliver agreed upon amounts of sand and not making up the Supply Shortfall as contemplated by Section 2.1(b),), Halliburton shall promptly give Supplier notice thereof. Such notice shall specifiy the nature of such failure with particularity and in reasonable detail, including the specific provision of this Agreement to which such purported failure relates. Suplier shall use commercially reasonable effort to cure or otherwise remedy the failure specified in such notice within *** after its receipt of such notice. A failure specified in such notice which Supplier does not cure or otherwise remedy in such *** period shall be deemed a “Supplier Uncured Failure”. Halliburton shall have the right to terminate this Agreement if Supplier has more than ***. Halliburton’s sole and exclusive damages in case of such termination shall be limited to $*** per short ton of Product that remains undelivered under the Minimum Purchase Requirements for the remaining life of the Contract after the filling of all outstanding Work Orders. The Parties acknowledge and agree that in the event of a breach under this Section 8.2, the damages would be difficult if not impossible to quantify, and accordingly, such payment shall be for liquidated damages and not as any form of penalty.

8.3	Termination by Supplier. If Supplier is not then in breach of this Agreement giving rise to an event of termination, Supplier shall be entitled to terminate this Agreement should Halliburton fail to order and take delivery of Product or pay sums due hereunder. Supplier shall give Halliburton written notice of any such failure and provide a reasonable time to cure which shall not exceed ***. Should Halliburton fail to cure prior to the end of such *** period, then Supplier may terminate this Agreement immediately. Supplier’s sole and exclusive damages in case of such termination shall be limited to $*** per short ton of Product that remains undelivered under the Minimum Purchase Requirements for the remaining life of the Contract after the filling of all outstanding Work Orders. The Parties acknowledge and agree that in the event of a breach under this Section 8.3, the damages would be difficult if not impossible to quantify, and accordingly, such payment shall be for liquidated damages and not as any form of penalty.

8.4	Termination of Work Order. A termination of a Work Order does not terminate this Agreement. A termination of this Agreement does not terminate any existing Work Order until such Work Order is completed, unless such Work Order is expressly terminated also.

8.5	Events Upon Termination.

(a)	Upon expiration of this Agreement or the termination of the Agreement for reasons other than pursuant to Section 8.2, Halliburton shall purchase from Supplier all Products which have been ordered from Supplier but not delivered to Halliburton at the date of termination, and Supplier shall promptly manufacture and deliver such Products to Halliburton.

pg. 13

(b)	Upon expiration of this Agreement or the termination of this Agreement for any reason, Supplier shall forthwith cease to use, either directly or indirectly, any of the Halliburton Intellectual Property and forthwith return to Halliburton all Halliburton Intellectual Property and Halliburton Confidential Information and Halliburton shall forthwith cease to use, either directly or indirectly, any of the Supplier Intellectual Property and forthwith return to Supplier all Supplier Intellectual Property and Supplier Confidential Information except to the extent necessary to use the Products theretofore supplied by Supplier hereunder. In such case Supplier hereby grants Halliburton or its designee an irrevocable, royalty free license to use such Supplier Intellectual Property and Supplier Confidential Information to the extent it is incorporated into such Product(s) theretofore supplied by Supplier hereunder.

(c)	Upon expiration of this Agreement or the termination of this Agreement for any reason, all obligations of the Parties hereunder shall terminate, except for any obligations that are expressly stated to survive the expiration of the Term or termination of this Agreement and any obligations that remain executory which obligations, to the extent they remain executory, shall remain in full force and effect until fully performed by the obligated Party as stated in this Agreement. The respective Parties’ obligations under Section 3.1, Section 5.4, Article 6, this Section 8.5 and Articles 9 through 14 shall survive the expiration of the Term or termination of this Agreement. Neither expiration nor termination of this Agreement shall relieve any Party of liability for breaches of this Agreement prior to such expiration or termination.

9. INDEMNITY AND LIMITATION OF LIABILITY

9.1	INDEMNIFICATION.

(a)	HALLIBURTON AND SUPPLIER AGREE TO FULLY RELEASE, INDEMNIFY, DEFEND AND HOLD ONE ANOTHER AND THEIR RESPECTIVE PARENT, SUBSIDIARY OR AFFILIATED ENTITIES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, COSTS, CAUSES OF ACTION, FINES, PENALTIES OR OTHER LIABILITY THAT MAY BE ASSERTED AGAINST THE OTHER AND/OR THEIR RESPECTIVE GROUPS, TO THE EXTENT, ARISING OUT OF THE INDEMNIFYING PARTY’S OR THEIR RESPECTIVE GROUP’S NEGLIGENCE OR WILLFUL MISCONDUCT IN CONNECTION WITH PERFORMANCE UNDER THIS AGREEMENT.

(b)	NOTWITHSTANDING PARAGRAPH 9.1, HALLIBURTON AND SUPPLIER SPECIFICALLY ACKNOWLEDGE AND AGREE THAT THE GOODS PROVIDED BY SUPPLIER HEREUNDER ARE INHERENTLY DANGEROUS AND HALLIBURTON AGREES TO INDEMNIFY AND HOLD HARMLESS SUPPLIER ITS PARENT, SUBSIDIARY AND AFFILIATED ENTITIES FROM AND AGAINST ANY CLAIMS, COSTS, CAUSES OF ACTION, FINES, PENALTIES OR OTHER LIABILITY TO THE EXTENT CAUSED BY HALLIBURTON’S NEGLIGENT USE OF THE PRODUCT(S) OR NEGLIGENT OR WILLFUL FAILURE TO PROVIDE ADEQUATE WARNING OR REASONABLE PROTECTIVE PROCEDURES AND EQUIPMENT WITH RESPECT TO THE USE OF THE PRODUCT(S)

pg. 14

9.2	Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR, AND EACH PARTY RELEASES THE OTHER FROM LIABILITY ATTRIBUTABLE TO, ANY SPECIAL, ECONOMIC, INDIRECT, CONSEQUENTIAL, OR OTHER INCIDENTAL DAMAGES ARISING OUT OF THE PERFORMANCE OF THIS AGREEMENT, OR DEFAULT IN THE PERFORMANCE HEREOF, WHETHER BASED UPON CONTRACT, TORT (INCLUDING NEGLIGENCE, PRODUCT LIABILITY OR STRICT LIABILITY), OR WARRANTY.

9.3	Indemnification Procedure. In the event either Party learns of any claim, liability, demand or cause of action relating to this Agreement or the performance hereunder, which said Party shall determine, in its sole discretion, that the other Party may be liable therefor, said Party shall promptly notify the other Party. If indemnity is required by any of the terms of this Agreement, the indemnifying Party shall have the right to control all litigation and shall defend the other and pay all settlements, judgments, costs, and expenses (including without limitation court costs and reasonable attorneys’ fees), whether related or unrelated, similar or dissimilar to the foregoing, incident thereto. Each Party, if requested, agrees to cooperate with the other in any defense, and the indemnifying Party shall reimburse the other for all reasonable expenses incurred in connection therewith. The indemnified Party shall have the right to have counsel of its own choosing and at its sole expense participate in any such litigation. Notwithstanding the foregoing, however, neither Party shall effect settlement of or compromise any such claim or proceedings without having obtained the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided that the indemnifying Party may settle or compromise any such claim if the settlement or compromise (a) requires solely the payment of money damages by the indemnifying Party, and (b) includes as an unconditional term thereof the release by the claimant or the plaintiff of the indemnified Party from all liability in respect of such claim. If the indemnified Party does not consent to a settlement which the indemnifying Party is willing to accept, then the indemnifying Party’s liability shall be limited to the amount for which the claim could have been settled provided, such settlement does not require the indemnified Party to forego any property rights other than the amount of payment of the proposed settlement.

9.4	Compliance with Law. Subject to the limitations of this Agreement, it is agreed that in the performance of this Agreement all matters shall be conducted in full compliance with any and all applicable federal, state, provincial and local laws, rules and regulations in the area(s) in which the matters are being conducted. Any performance obligation arising under this Agreement is contingent on the prior receipt of all necessary government authorizations. If either Party is required to pay any fine or penalty or is subject to a claim from the other Party’s failure to comply with applicable laws, rules or regulations, the Party failing to comply shall defend, indemnify and hold harmless the other Party for all damages, fees and/or fines for such failure to comply to the extent of the indemnifying Party’s allocable share of the failure to comply.

9.5

Antibribery. Supplier represents and warrants that it and all of its Affiliates and agents shall act in accordance with the principles described in the Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed in Paris on December 17, 1997 (“the Convention”), and the Convention’s Commentaries (collectively the “OECD Principles”), and shall comply with all applicable laws implementing the OECD Principles (including the U.S. Foreign Corrupt Practices Act of 1977), as well as any applicable local laws related to anti-corruption, anti-kickbacks, and anti-money laundering. Supplier agrees not to take or fail to take any action that might

pg. 15

cause Halliburton to be in violation of any such laws. In addition to the foregoing, Supplier represents and warrants that it and its Affiliates have not and shall not request, induce, make, offer, authorize, promise to make any payment or transfer anything of value, directly or indirectly, (a) to any governmental official or employee (including employees of government-owned or government-controlled corporations, agencies or bodies), (b) any official or employee of a public international organization, (c) to any political party, official of a political party or candidate, or (d) to any third party knowing, believing, or suspecting that such third party will give the payment, or any portion thereof, to any of the foregoing persons in order to obtain or retain business, or for any other improper purpose. Any payments to governmental officials or employees on behalf of Halliburton must be promptly reported to Halliburton.

9.6	Code of Conduct/ Gifts, Entertainment and Travel. It is considered to be in conflict with Halliburton’s interest for its employees or any member of their immediate family to accept gifts, payments, extravagant entertainment, services, or loans in any form from anyone soliciting business, or who may already have established business relations with Halliburton. Gifts of nominal value and entertainment, meals, and social invitations that are customary and proper under the circumstances and that do not place the recipient under any obligation are acceptable. Any gifts, payment of individual expenses, including, without limitation, trips, or conveyances to Halliburton employees shall be disclosed in writing to the Halliburton Ethics and Compliance Group.

9.7	Information Requests. Supplier shall maintain full and complete accounting records of activity performed and expenditures incurred by Supplier in connection with this Agreement in such a manner and detail as to permit verification of compliance with the performance obligations, including, by way of illustration and not limitation, pricing requirements, as well as the provisions of Sections 9.4 through 9.6 of this agreement. Halliburton shall have the right to audit such Supplier’s records for a period of two (2) Years from the expiration or termination of this Agreement. This provision shall survive expiration or termination of this Agreement.

Notwithstanding anything to the contrary, neither Party shall be required to take or refrain from taking any action prohibited or penalized under the laws of the United States, including the U.S. antiboycott laws.

9.8	Economic Sanctions and Export Controls. Supplier agrees to fully comply with all economic sanctions and export control laws and regulations, including those regulations maintained by the U.S. Commerce Department’s Bureau of Industry and Security and the U.S. Treasury Department’s Office of Foreign Assets Control. In addition, Supplier shall not, directly or indirectly, sell, provide, export, re-export, transfer, divert, loan, lease, consign or otherwise dispose of any Halliburton equipment, product, services, software, source code, technical data or technology to or via any person, entity or destination, or for any activity or end-use restricted by the laws or regulations of the United States or any other applicable jurisdiction (including nuclear, missile, chemical or biological weapons proliferation, military, or money laundering activities) without first obtaining all required government authorizations.

10. Nature of Agreement

10.1

Assignment. Either Party shall have the right to assign or transfer to any Person any of its rights or obligations under this Agreement without the prior written consent of the other Party, provided that the assigning Party shall remain liable to the other

pg. 16

Party under the terms of this Agreement notwithstanding such assignment. This Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and permitted assigns, including any successor upon a sale or change of control of a Party. This Agreement is intended solely for the benefit of the Parties and their respective successors and permitted assigns.

10.2	Relationship. Each of the Parties is an independent contractor with respect to the other and is not an employee of the other Party or any of the other Party’s Affiliates, and nothing in this Agreement is intended to constitute a partnership or a master and servant relationship between the Parties. Each of the Parties understands and agrees that this Agreement does not create an exclusive dealings arrangement and that each of Halliburton and Supplier may enter into similar arrangements with other companies with respect to similar or the same products. Nothing in this Agreement shall be construed to create any duty to, or standard of care with reference to, or liability of a Party to, any person not a Party to this Agreement. Nothing in this Agreement shall be deemed to constitute any fiduciary or special relationship or duty between the Parties and each Party may take actions hereunder that are for its own self-interest without any duty or, subject to the express terms of this Agreement, liability to the other Parties.

10.3	Entire Agreement; Amendment. This Agreement, including its appendices, exhibits and schedules, constitutes the entire Agreement between the Parties with respect to the subject matter hereof and supersedes any existing agreements between them whether oral or written. The terms of this Agreement shall only be amended, modified or supplemented as set forth herein or in a writing signed by or on behalf of both or the Parties. In case of a conflict between this Agreement and a purchase order (Work Order) or purchase order confirmation contemplated hereunder, the terms of this Agreement shall govern. Acceptance of a Work Order or purchase order confirmation is insufficient to amend this Agreement unless a separate writing is duly executed by all the Parties specifically amending this Agreement.

10.4	Reformation. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any Party. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible. In the event any such provision, clause, sentence or part of this Agreement cannot be modified to comply with the law, then said provision, clause, sentence or portion of the Agreement shall be deemed to be deleted from the Agreement and the remaining terms and conditions shall remain in full force and effect.

11. Notices and Service

11.1

Addresses. All notices, requests, consents, directions and other instruments and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, by courier or by overnight delivery service with proof of delivery addressed to the respective Party at the

pg. 17

address set forth below, or if sent by facsimile or other similar form of communication (with receipt confirmed) to the respective Party at the facsimile numbers set forth below:

If to Halliburton, to:

Halliburton Energy Services, Inc.,

Attention: General Counsel

10200 Bellaire Boulevard

Houston, TX 77072

Fax: 281-575-5775

If to Supplier, to:

Hi-Crush Operating LLC

c/o Hi-Crush Proppants LLC

Three Riverway, Suite 1550

Houston, TX 77056

or to such other address or facsimile number and to the attention of such other Person(s) as either Party may designate by written notice. Any notice mailed by over-night delivery service shall be deemed to have been given and received on the second Business Day following the day of mailing.

12. General

12.1	Waiver. No failure or delay by either Party in exercising any of its rights under this Agreement shall be deemed to be waiver of that right, and no waiver by either Party of a breach of any provision of this Agreement shall be deemed to be a waiver of any subsequent breach of the same or any other provision.

12.2	Costs. The Parties shall bear their own costs of, and incidental to, the preparation, execution and implementation of this Agreement.

12.3	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether otherwise transmitted via electronic transmission), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of an original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or other electronic transmission shall be deemed to be original signatures for all purposes. Minor variations in the form of signature pages of this Agreement, including footers from earlier versions of this Agreement, shall be disregarded in determining a Party’s intent or the effectiveness of such signature.

pg. 18

13. Governing Law and Venue

13.1	Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, without giving effect to that state’s conflicts of laws principles or choice of law rules. The Parties agree that Houston, Harris County, Texas, shall be the exclusive forum and venue for resolving any disputed matter.

It is the intent of the Parties to exclude the application of the United Nations Convention on Contracts for the International Sale of Goods (1980). Nothing herein shall prohibit a Party from availing itself of a court of competent jurisdiction for the purpose of injunctive relief. The Parties acknowledge and agree that the Parties may have available to them laws or remedies available under applicable local legislation; it is the intent of the Parties to have the terms of this Agreement apply in every instance, including, without limitation, the choice of law provisions.

14. Special Provisions

14.1	Miscellaneous. This Agreement sets forth the entire agreement between Halliburton and Supplier with respect to its subject matter. All prior negotiations and dealings regarding the subject matter hereof are superseded by and merged into this Agreement. No modification of this Agreement shall be effective unless made in writing and signed by both Parties.

[Signature Page Follows]

pg. 19

IN WITNESS WHEREOF, the parties have executed this Agreement.

HALLIBURTON:
HALLIBURTON ENERGY SERVICES, INC.

By:	/s/ Authorized Person
Name:	Authorized Person
Title:	Authorized Officer
Date:	5/24/11

HALLIBURTON:
HALLIBURTON ENERGY SERVICES, INC.

By:	/s/ Authorized Person
Name:	Authorized Person
Title:	Authorized Officer
Date:	5/24/2011

SUPPLIER: HI-CRUSH OPERATING LLC

By:	/s/ Robert E. Rasmus
Name:	Robert E. Rasmus
Title:	President & CEO
Date:	5/24/11

EXHIBIT A

Product Specifications

As of the Effective Date of this Agreement the standards of ISO 13503-2 are as indicated below.

ISO 13503-2
Turbidity (NTU)	≤ 250
Krumbein Shape Factors:
Roundness	≥ 0.6
Sphericity	≥ 0.6
Clusters (%)	≤ 1.0
Sieve Analysis:
<0.1% of sample larger than first specified sieve size
% In Size -20+40	≥ 90
% In Size -30+50	≥ 90
% In Size -40+70	≥ 90
<1.0% in pan
Solubility in 12/3 HCL/HF for 0.5 HR @ 150 °F (% Weight Loss)	≤ 3.0